Exhibit 23.2

KPMG LLP	Telephone	(514) 840-2100
Chartered Accountants	Fax	(514) 840-2187
600 de Maisonneuve Blvd. West	Internet	www.kpmg.ca
Suite 1500
Montréal Québec H3A 0A3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Birks & Mayors Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Birks & Mayors Inc. of our report dated July 4, 2005 with respect to the consolidated balance sheets of Birks & Mayors Inc. as of March 26, 2005 and March 27, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows, for each of the years ended March 26, 2005, March 27, 2004 and March 29, 2003 and all related financial statement schedules, which report appears in the registration statement on Form F-4 Amendment No. 2 (Registration No. 333-126936).

Montreal, Canada April 25, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative